As filed with the Securities and Exchange Commission on April 6, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Express, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5600	26-2828128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Express Drive

Columbus, Ohio 43230

(614) 474-4001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew C. Moellering

Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary

Express, Inc.

1 Express Drive

Columbus, Ohio 43230

(614) 474-4001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. William R. Burke Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Marc D. Jaffe Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

Form S-1: 333-172988

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share (2)	3,795,000	$19.00	$72,105,000	$8,372

(1)	Based upon the public offering price.
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-172988), as amended, is hereby registered.
(3)	The registrant previously paid $43,047 in connection with its Registration Statement on Form S-1 (File No. 333-172988).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) (this “462(b) Registration Statement”) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-172988) filed by Express, Inc. with the Securities and Exchange Commission (the “Commission”) on March 22, 2011, as amended by Amendment No. 1, filed by Express, Inc. with the Commission on April 4, 2011, including the exhibits thereto, which was declared effective by the Commission on April 6, 2011, is incorporated herein by reference.

This 462(b) Registration Statement is being filed for the purpose of registering additional shares of our common stock, par value $0.01 per share, which will be offered pursuant to this 462(b) Registration Statement. Such shares represent additional shares to be sold by the selling stockholders.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Express, Inc., a Delaware corporation, has duly caused this 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbus, Ohio on April 6, 2011.

EXPRESS, INC.

By:	/S/ MATTHEW C. MOELLERING
Matthew C. Moellering
Executive Vice President, Chief Administrative Officer, Chief
Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this 462(b) Registration Statement has been signed by the following persons in the capacities indicated on April 6, 2011.

Signature	Title

* Michael A. Weiss	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MATTHEW C. MOELLERING Matthew C. Moellering	Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

* Michael F. Devine, III	Director

* David C. Dominik	Director

* Stefan L. Kaluzny	Chairman

* Mylle H. Mangum	Director

*By:	/S/ MATTHEW C. MOELLERING
Matthew C. Moellering Attorney-in-Fact

ITEM 16.	EXHIBITS

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

3